Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in the registration statements (Nos. 333-251003, 333-262184, 333-262187 and 333-269412) on Form S-8 of Concentrix Corporation of our report dated June 16, 2023 relating to the consolidated financial statements of Marnix Lux SA as of December 31, 2022 and 2021 and for the years then ended, which appears in this Current Report on Form 8-K of Concentrix Corporation.

/s/ PricewaterhouseCoopers Audit

Neuilly-sur-Seine, France

July 17, 2023